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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 23, 2001
                                (August 16, 2001)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        0-23639                62-1710772
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                       37027
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

         On August 15, 2001, Province Healthcare Company completed the acquisition of Ashland Regional Medical Center (the "Hospital") in Ashland, Pennsylvania, from Tri County Health System, Inc. and its affiliates. The Hospital is a 126-bed facility with annual net revenues for its last fiscal year of approximately $21.0 million. Province acquired the assets and operations of the Hospital for approximately $4.0 million, pursuant to an order entered by the United States Bankruptcy Court for the Middle District of Pennsylvania on August 14, 2001.

         As a result of the acquisition, Province now owns or leases 16 general acute care hospitals in 11 states with a total of 1,733 licensed beds. Province also provides management services to 36 primarily non-urban hospitals in 13 states with a total of 2,981 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated August 16, 2001, relating to the announcement that Province Healthcare Company completed the acquisition of Ashland Regional Medical Center in Ashland, Pennsylvania, from Tri County Health System, Inc. and its affiliates.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROVINCE HEALTHCARE COMPANY


                                       By:      /s/ Brenda B. Rector
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                                                Brenda B. Rector
                                                Vice President and Controller

Date: August 23, 2001